Exhibit 99.1

FOR IMMEDIATE RELEASE

TUESDAY, NOVEMBER 8, 2016

SOTHERLY HOTELS INC. REPORTS FINANCIAL RESULTS

FOR THE THIRD QUARTER ENDED SEPTEMBER 30, 2016

Williamsburg, Virginia – November 8, 2016 – Sotherly Hotels Inc. (NASDAQ: SOHO), (“Sotherly” or the “Company”), a self-managed and self-administered lodging real estate investment trust (a “REIT”), today reported its consolidated results for the third quarter ended September 30, 2016. The Company’s results include the following*:

	Three Months Ended		Nine Months Ended
	September 30, 2016	September 30, 2015	September 30, 2016	September 30, 2015
	($ in thousands except per share data)		($ in thousands except per share data)
Total Revenue	$37,275	$33,942	$116,910	$101,783
Net income/(loss) attributable to the common shareholders	(1,716)	3,872	528	5,879

EBITDA	7,715	12,102	27,223	30,099
Adjusted EBITDA	7,715	12,725	27,223	30,722
Hotel EBITDA	9,083	7,963	31,621	27,675

FFO	2,091	1,694	12,225	10,561
Adjusted FFO attributable to common shareholders	2,730	1,674	13,023	11,647

Net income/(loss) per share attributable to the common shareholders	$(0.11)	$0.27	$0.04	$0.49
FFO per share and unit	$0.13	$0.10	$0.73	$0.74
Adjusted FFO attributable to common holders per share and unit	$0.16	$0.10	$0.78	$0.81

(*)  Earnings before interest, taxes, depreciation and amortization (“EBITDA”), adjusted EBITDA, hotel EBITDA, funds from operations (“FFO”), adjusted FFO, FFO per share and unit and adjusted FFO per share and unit are non-GAAP financial measures. See further discussion of these non-GAAP measures, including definitions related thereto, and reconciliations to net income (loss) later in this press release. All references in this release to the “Company”, “Sotherly”, “we”, “us” and “our” refer to Sotherly Hotels Inc., its operating partnership and its subsidiaries and predecessors, unless the context otherwise requires or where otherwise indicated.

HIGHLIGHTS:

•

RevPAR. Room revenue per available room (“RevPAR”) for the Company’s wholly-owned properties during the third quarter 2016 increased 6.6% over the third quarter 2015 to $96.26 driven by a 1.5% increase in occupancy and a 5.0% increase in average daily rate (“ADR”).  For the nine month period ending September 30, 2016, RevPAR increased 7.0% over the nine months ended September 30, 2015, to $101.69 driven by a 0.9% increase in occupancy and a 6.0% increase in ADR.

•

Common Dividends. As previously reported on October 25, 2016, the Company announced its quarterly dividend (distribution) on its common stock (and units) at $0.095 per share (and unit) to be paid on January 11, 2017 to stockholders (and unitholders) of record as of December 15, 2016.

•

Hotel EBITDA. The Company generated hotel EBITDA of approximately $9.1 million during the third quarter 2016, an increase of 14.1%, or approximately $1.1 million, over the third quarter 2015. For the nine month period ending September 30, 2016, hotel EBITDA increased 14.3%, or approximately $3.9 million, over the nine months ended September 30, 2015.

•

Adjusted EBITDA. The Company generated adjusted EBITDA of approximately $7.7 million during the third quarter 2016, a decrease of 39.4%, or approximately $5.0 million, over the third quarter 2015.  Excluding the results from a one-time gain on change in control of approximately $6.6 million during the third quarter ended September 30, 2015, adjusted EBITDA for the third quarter 2016 increased 25.2%, or approximately $1.6 million, over the third quarter 2015.  For the nine month period ending September 30, 2016, adjusted EBITDA decreased 11.4% or approximately $3.5 million over the nine months ended September 30, 2015. Excluding the results from a one-time gain on change in control of approximately $6.6 million during the nine months ended September 30, 2015, adjusted EBITDA for the nine month period ended September 30, 2016 increased 12.7%, or approximately $3.1 million, over the nine months ended September 30, 2015.

•

Adjusted FFO. The Company generated adjusted FFO of approximately $2.7 million during the third quarter 2016, an increase of 63.1% or approximately $1.1 million over the third quarter 2015.  For the nine month period ending September 30, 2016, adjusted FFO increased 11.8% or approximately $1.4 million over the nine months ended September 30, 2015.

Andrew M. Sims, Chairman and Chief Executive Officer of Sotherly Hotels Inc., commented, “We posted solid quarterly results for the third quarter despite general headwinds in our region and negative market conditions in Houston and Miami.  Year-to-date, we are pleased with the results given our relative peer group performance; however, Hurricane Matthew affected six of our hotels in early October, resulting in diminished results in a month that has historically been one of our strongest.  Our outlook for the fourth quarter has been adjusted accordingly, which will require us to lower guidance for the year.”

Balance Sheet/Liquidity

At September 30, 2016, the Company had approximately $32.3 million of available cash and cash equivalents, of which approximately $5.9 million was reserved for real estate taxes, insurance, capital improvements and certain other expenses or otherwise restricted. The Company had approximately $295.1 million in outstanding debt at a weighted average interest rate of approximately 4.83%.

On August 23, 2016, the Company sold 1,610,000 shares of 8% Series B Cumulative Redeemable Perpetual Preferred stock, for net proceeds after all expenses of approximately $37.8 million, which it contributed to the Operating Partnership for an equivalent number of preferred units.

On September 30, 2016, Sotherly Hotels LP redeemed the entire $27.6 million aggregate principal amount of its outstanding 8% Senior Unsecured Notes.

Portfolio Update

At the Company’s hotel in Atlanta, Georgia, an estimated $7.0 million guestroom renovation is complete.  On September 24, 2015, the hotel became The Georgian Terrace by Sotherly, the first signature property of our premier boutique collection.

At the Company’s hotel in Savannah, Georgia, renovations of the guestrooms and public spaces totaling an estimated $8.2 million are underway.  As of September 30, 2016, the Company had incurred costs totaling approximately $3.9 million toward this renovation.  Renovations are expected to be complete in August 2017.

On September 14, 2016, we entered into a Commercial Unit Purchase Agreement and a related addendum to purchase the commercial unit of the Hyde Resort & Residences, a condominium hotel under development in the Hollywood, Florida market, for a price of $4.25 million from 4111 South Ocean Drive, LLC.  The purchase agreement and addendum also includes the Company’s purchase of certain inventories consistent with the management and operation of the hotel and the related condominium association for an additional price of approximately $0.47 million. In connection with the closing, the Company intends to enter into a lease agreement for the 400-space parking garage and meeting rooms associated with the hotel, a management agreement relating to the operation and management of the hotel condominium association, and a pre-opening services agreement whereby the Seller will pay the Company a fee of $0.75 million for certain pre-opening preparations.  The closing of the transaction is subject to various closing conditions.

*Artist Conceptual Rendering of the Hyde Resort & Residences

*Artist Conceptual Rendering of the Hyde Resort & Residences

*Artist Conceptual Rendering of the Hyde Resort & Residences

Subsequent Events

On October 6, 2016, we entered into an agreement to sell the Crowne Plaza Hampton Marina to Marina Hotel, LLC for a price of $5.65 million.     The Company may use the proceeds from the sale of the hotel to repay the existing first mortgage on the hotel and for general corporate purposes.  The closing of the sale, which may occur in December 2016, is subject to various customary closing conditions.

On October 12, 2016, the Company entered into a loan agreement to secure a $20.5 million mortgage on The Whitehall with International Bank of Commerce.  Pursuant to the loan documents, the loan: provides initial proceeds of $15.0 million, with an additional $5.5 million available upon the satisfaction of certain conditions, has a term of five years, bears a floating interest rate of the 30-day LIBOR plus 3.5%, subject to a floor rate of 4.0%, amortizes on an 18-year schedule after a 2-year interest only period, is subject to prepayment fees, and is guaranteed by Sotherly Hotels LP.

On November 3, 2016, the Company entered into a loan agreement to refinance the mortgage on the Sheraton Louisville Riverside with Symetra Life Insurance Company.  Pursuant to the loan documents, the loan: provides proceeds of $12.0 million, has a maturity date of December 1, 2026, bears a fixed interest rate of 4.27% for the first 5 years of the loan with an option for the lender to reset that rate after

5 years, amortizes on a 25-year schedule, is subject to prepayment fees, and is guaranteed by Sotherly Hotels LP at 50% of the unpaid principal balance, interest, and other amounts owed.

On November 3, 2016, the Company entered into a loan agreement to modify and extend the $2.6 million mortgage on the Crowne Plaza Hampton Marina with TowneBank.  Pursuant to the amended loan documents, the loan: continues to bear a fixed interest rate of 5.00%, has a maturity date of November 1, 2019, and beginning on December 1, 2016 requires monthly principal payments of $15,367 plus accrued unpaid interest.

2016 Outlook

The Company is updating its previously issued guidance for 2016, accounting for current and expected performance within its portfolio, taking into account (i) the impacts of hurricane Matthew, which affected our properties in Hampton, Virginia; Wilmington, North Carolina; Savannah, Georgia; and Jacksonville, Florida, and (ii) continued market weakness in Houston, Texas where the Company’s hotel was repositioned.  The guidance is predicated on estimates of occupancy and ADR that are consistent with the most recent 2016 calendar year forecasts by Smith Travel Research for the market segments in which the Company operates.

The table below reflects the Company’s projections, within a range, of various financial measures for 2016, in thousands of dollars, except per share and RevPAR data:

	Prior 2016 Guidance		Revised 2016 Guidance
	Low Range	High Range	Low Range	High Range

Total revenue	$151,136	$153,865	$152,302	$153,832
Net income	4,264	5,681	906	1,530

EBITDA	37,714	39,211	35,641	36,307
Adjusted EBITDA	37,714	39,211	35,641	36,307
Hotel EBITDA	43,264	44,461	41,216	41,807

FFO	19,264	20,681	16,236	16,860
Adjusted FFO	19,235	20,572	16,720	17,386

Net income per share attributable to the common shareholders	$0.25	$0.34	$0.05	$0.09
FFO per share and unit	$1.15	$1.24	$0.97	$1.01
Adjusted FFO per share and unit	$1.15	$1.23	$1.00	$1.04
Rev PAR	$101.49	$103.33	$98.07	$99.05
Hotel EBITDA margin	28.6%	28.9%	27.1%	27.2%

Earnings Call/Webcast

The Company will conduct its third quarter 2016 conference call for investors and other interested parties at 10:00 a.m. Eastern Time on Tuesday, November 8, 2016. The conference call will be accessible by telephone and through the Internet. Interested individuals are invited to listen to the call by telephone at 888-339-0107 (United States) or 855-669-9657 (Canada) or +1 412-902-4188 (International). To participate on the webcast, log on to www.sotherlyhotels.com at least 15 minutes before the call to download the necessary software. For those unable to listen to the call live, a taped rebroadcast will be available beginning one hour after completion of the live call on November 8, 2016 through November 7, 2017. To access the rebroadcast, dial 877-344-7529 and enter conference number 10093409. A replay of the call also will be available on the Internet at www.sotherlyhotels.com until November 7, 2017.

About Sotherly Hotels Inc.

Sotherly Hotels Inc. is a self-managed and self-administered lodging REIT focused on the acquisition, renovation, upbranding and repositioning of upscale to upper-upscale full-service hotels in the Southern United States. Currently, the Company’s portfolio consists of investments in twelve hotel properties, comprising 3,011 rooms. Most of the Company’s properties operate under the Hilton Worldwide, InterContinental Hotels Group and Marriott International, Inc. brands. Sotherly Hotels Inc. was organized in 2004 and is headquartered in Williamsburg, Virginia. For more information please visit www.sotherlyhotels.com.

Contact at the Company:

Scott Kucinski

Vice President – Operations & Investor Relations

Sotherly Hotels Inc.

410 West Francis Street

Williamsburg, Virginia 23185

757.229.5648

Forward-Looking Statements

This news release includes “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Although the Company believes that the expectations and assumptions reflected in the forward-looking statements are reasonable, these statements are not guarantees of future performance and involve certain risks, uncertainties and assumptions which are difficult to predict and many of which are beyond the Company’s control. Therefore, actual outcomes and results may differ materially from what is expressed, forecasted or implied in such forward-looking statements. Factors which could have a material adverse effect on the Company’s future results, performance and achievements, include, but are not limited to: national and local economic and business conditions that affect occupancy rates and revenues at the Company’s hotels and the demand for hotel products and services; risks associated with the hotel industry, including competition, increases in wages, energy costs and other operating costs; the magnitude and sustainability of the economic recovery in the hospitality industry and in the markets in which the Company operates; the availability and terms of financing and capital and the general volatility of the securities markets; risks associated with the level of the Company’s indebtedness and its ability to meet covenants in its debt agreements and, if necessary, to refinance or seek an extension of the maturity of such indebtedness or modify such debt agreements; management and performance of the Company’s hotels; risks associated with maintaining our system of internal controls; risks associated with the conflicts of interest of the Company’s officers and directors; risks associated with redevelopment and repositioning projects, including delays and cost overruns; supply and demand for hotel rooms in the Company’s current and proposed market areas; risks associated with our ability to maintain our franchise agreements with our third party franchisors; the Company’s ability to acquire additional properties and the risk that potential acquisitions may not perform in accordance with expectations; the Company’s ability to successfully expand into new markets; legislative/regulatory changes, including changes to laws governing taxation of REITs; the Company’s ability to maintain its qualification as a REIT; and the Company’s ability to maintain adequate insurance coverage. These risks and uncertainties are described in greater detail under “Risk Factors” in the Company’s Annual Report on Form 10-K and subsequent reports filed with the Securities and Exchange Commission. The Company undertakes no obligation to and does not intend to publicly update or revise any forward-looking statement, whether as a result of new information, future events or otherwise. Although the Company believes its current expectations to be based upon reasonable assumptions, it can give no assurance that its expectations will be attained or that actual results will not differ materially.

Financial Tables Follow…

SOTHERLY HOTELS INC.

CONSOLIDATED BALANCE SHEETS

	September 30, 2016	December 31, 2015
	(unaudited)
ASSETS
Investment in hotel properties, net	$354,137,772	$354,963,242
Cash and cash equivalents	26,432,532	11,493,914
Restricted cash	5,866,231	5,793,840
Accounts receivable, net	4,552,916	4,071,175
Accounts receivable-affiliate	190,733	226,552
Loan proceeds receivable	—	2,600,711
Prepaid expenses, inventory and other assets	4,923,258	4,432,431
Deferred income taxes	5,846,563	5,390,374
TOTAL ASSETS	$401,950,005	$388,972,239
LIABILITIES
Mortgage loans, net	$270,836,333	$270,331,724
Unsecured notes, net	24,224,706	50,460,106
Accounts payable and accrued expenses	15,563,701	12,334,878
Advance deposits	2,439,097	1,651,840
Dividends and distributions payable	1,929,029	1,335,323
TOTAL LIABILITIES	$314,992,866	$336,113,871
Commitments and contingencies (See Note 5)	—	—
EQUITY
Sotherly Hotels Inc. stockholders’ equity
8% Series B Cumulative Redeemable Perpetual Preferred stock, par value $0.01, 11,000,000 shares authorized, liquidation preference $25 per share, 1,610,000 shares and 0 shares issued and outstanding at September 30, 2016 and December 31, 2015, respectively	16,100	—
Common stock, par value $0.01, 49,000,000 shares authorized, 14,949,651 shares and 14,490,714 shares issued and outstanding at September 30, 2016 and December 31, 2015, respectively	149,496	144,907
Additional paid in capital	121,559,775	82,749,058
Distributions in excess of retained earnings	(37,399,276)	(33,890,834)
Total Sotherly Hotels Inc. stockholders’ equity	84,326,095	49,003,131
Noncontrolling interest	2,631,044	3,855,237
TOTAL EQUITY	86,957,139	52,858,368
TOTAL LIABILITIES AND EQUITY	$401,950,005	$388,972,239

SOTHERLY HOTELS INC.

CONSOLIDATED STATEMENTS OF OPERATIONS

(unaudited)

	Three Months Ended	Three Months Ended	Nine Months Ended	Nine Months Ended
	September 30, 2016	September 30, 2015	September 30, 2016	September 30, 2015
REVENUE
Rooms department	$26,665,132	$24,132,181	$83,896,833	$71,819,966
Food and beverage department	8,412,842	7,556,969	26,240,932	23,889,092
Other operating departments	2,197,338	2,252,725	6,772,647	6,073,555
Total revenue	37,275,312	33,941,875	116,910,412	101,782,613
EXPENSES
Hotel operating expenses
Rooms department	7,236,932	6,657,947	21,916,775	18,998,964
Food and beverage department	5,820,000	5,562,404	18,250,542	16,668,025
Other operating departments	642,219	491,751	1,880,618	1,192,917
Indirect	14,492,775	13,245,062	43,241,433	37,046,275
Total hotel operating expenses	28,191,926	25,957,164	85,289,368	73,906,181
Depreciation and amortization	3,790,872	3,374,209	11,260,987	9,583,506
Loss on disposal of assets	189,267	207,235	329,461	201,835
Corporate general and administrative	1,367,848	2,437,428	4,331,896	5,379,032
Total operating expenses	33,539,913	31,976,036	101,211,712	89,070,554
NET OPERATING INCOME	3,735,399	1,965,839	15,698,700	12,712,059
Other income (expense)
Interest expense	(4,626,333)	(4,245,679)	(13,872,129)	(11,860,649)
Interest income	44,485	15,480	63,523	40,888
Equity income in joint venture	—	8,173	—	506,890
Loss on early debt extinguishment	(1,087,395)	(74,824)	(1,157,688)	(772,907)
Unrealized loss on hedging activities	(492)	(106,808)	(66,567)	(106,808)
Gain on change in control	—	6,560,958	—	6,560,958
Gain on involuntary conversion of asset	—	—	—	32,433
Net income/(loss) before income taxes	(1,934,336)	4,123,139	665,839	7,112,864
Income tax (provision)/benefit	385,145	513,505	308,398	(3,255)
Net income/(loss)	(1,549,191)	4,636,644	974,237	7,109,609
Less: Net income attributable to the noncontrolling interest	172,846	(764,250)	(106,377)	(1,230,773)
Net income/(loss) attributable to the Company	(1,376,345)	3,872,394	867,860	5,878,836
Distributions to preferred shareholders	(339,889)	—	(339,889)	—
Net income/(loss) attributable to the common shareholders	$(1,716,234)	$3,872,394	$527,971	$5,878,836
Net income/(loss) per share attributable to the common shareholders
Basic and diluted	$(0.11)	$0.27	$0.04	$0.49

Weighted average number of common shares outstanding
Basic and diluted	14,949,651	14,247,671	14,897,595	11,884,110

SOTHERLY HOTELS INC.

KEY OPERATING METRICS

(unaudited)

The following tables illustrate the key operating metrics for the three and nine months ended September 30, 2016 and 2015, respectively, for the Company’s wholly-owned properties during each respective reporting period (“actual” portfolio metrics), as well as the eleven wholly-owned properties in the portfolio that were under the Company’s control during the three and nine months ended September 30, 2016 and the corresponding period in 2015 (“same-store” portfolio metrics). Accordingly, the same-store data does not reflect the performance of the Crowne Plaza Hollywood Beach Resort, which was acquired through a joint venture in August 2007 and in which the Company had a 25.0% indirect interest during each respective reporting period prior to its acquisition of the remaining 75.0% interest in July 2015.

	Three Months Ended	Three Months Ended	Nine Months Ended	Nine Months Ended
	September 30, 2016	September 30, 2015	September 30, 2016	September 30, 2015
Actual Portfolio Metrics
Occupancy %	71.5%	70.5%	72.0%	71.4%
ADR	$134.55	$128.16	$141.16	$133.20
RevPAR	$96.26	$90.32	$101.69	$95.06
Same-Store Portfolio Metrics
Occupancy %	70.7%	69.9%	70.9%	71.2%
ADR	$134.79	$128.91	$136.70	$133.59
RevPAR	$95.32	$90.07	$96.95	$95.10

SOTHERLY HOTELS INC.

SUPPLEMENTAL DATA

(unaudited)

The following tables illustrate the key operating metrics for the three and nine months ended September 30, 2016, 2015 and 2014, respectively, for each of the Company’s wholly-owned properties during each respective reporting period, irrespective of ownership percentage during any period.

Occupancy

	Q3 2016	Q3 2015	Q3 2014
	9 Months 2016	9 Months 2015	9 Months 2014
Crowne Plaza Hampton Marina Hampton, Virginia	67.9%	68.2%	65.7%
	60.2%	57.1%	53.9%
Crowne Plaza Hollywood Beach Resort* Hollywood, Florida	78.7%	81.1%	79.5%
	81.7%	83.5%	84.1%
Crowne Plaza Tampa Westshore Tampa, Florida	67.9%	61.4%	66.8%
	77.1%	73.0%	74.5%
DoubleTree by Hilton Jacksonville Riverfront Jacksonville, Florida	79.2%	68.2%	59.9%
	79.2%	69.0%	66.2%
DoubleTree by Hilton Laurel Laurel, Maryland	64.9%	46.9%	64.0%
	63.2%	51.3%	63.2%
DoubleTree by Hilton Philadelphia Airport Philadelphia, Pennsylvania	81.8%	80.1%	78.4%
	80.2%	81.5%	80.0%
DoubleTree by Hilton Raleigh Brownstone – University Raleigh, North Carolina	68.4%	75.5%	77.4%
	71.0%	74.9%	75.9%
The Georgian Terrace *Ϯ Atlanta, Georgia	68.4%	71.3%	80.3%
	71.0%	71.3%	81.1%
Hilton Savannah DeSoto Ϯ Savannah, Georgia	70.8%	75.3%	77.2%
	74.4%	78.5%	77.0%
Hilton Wilmington Riverside Wilmington, North Carolina	78.2%	77.7%	80.7%
	73.4%	72.9%	73.1%
Sheraton Louisville Riverside Jeffersonville, Indiana	72.1%	74.4%	72.5%
	66.1%	71.5%	69.1%
The Whitehall Houston, Texas	51.7%	62.9%	75.0%
	55.1%	72.4%	77.9%
All properties weighted average*	71.5%	71.0%	73.7%
	72.0%	72.4%	74.2%

*	Includes periods of non-ownership/partial ownership.
†	Property undergoing renovation during the current quarter.

ADR

	Q3 2016	Q3 2015	Q3 2014
	9 Months 2016	9 Months 2015	9 Months 2014
Crowne Plaza Hampton Marina Hampton, Virginia	$102.11	$97.64	$93.81
	$98.59	$95.09	$94.81
Crowne Plaza Hollywood Beach Resort* Hollywood, Florida	$132.73	$123.20	$125.48
	$174.77	$174.64	$161.02
Crowne Plaza Tampa Westshore Tampa, Florida	$102.74	$101.71	$96.64
	$116.26	$112.48	$106.72
DoubleTree by Hilton Jacksonville Riverfront Jacksonville, Florida	$119.52	$102.21	$95.47
	$121.69	$105.15	$97.41
DoubleTree by Hilton Laurel Laurel, Maryland	$101.62	$90.20	$82.69
	$104.11	$94.09	$89.00
DoubleTree by Hilton Philadelphia Airport Philadelphia, Pennsylvania	$163.24	$136.53	$133.32
	$147.13	$136.31	$133.78
DoubleTree by Hilton Raleigh Brownstone – University Raleigh, North Carolina	$126.69	$127.63	$119.58
	$132.80	$129.75	$121.19
The Georgian Terrace *Ϯ Atlanta, Georgia	$166.11	$158.41	$143.02
	$161.09	$156.10	$137.97
Hilton Savannah DeSoto Ϯ Savannah, Georgia	$146.47	$147.13	$138.33
	$157.02	$155.11	$146.83
Hilton Wilmington Riverside Wilmington, North Carolina	$154.36	$146.68	$142.00
	$148.77	$140.18	$141.23
Sheraton Louisville Riverside Jeffersonville, Indiana	$119.47	$124.62	$128.78
	$140.45	$169.81	$157.41
The Whitehall Houston, Texas	$126.10	$136.52	$129.97
	$142.13	$142.19	$139.06
All properties weighted average*	$134.55	$128.24	$122.61
	$141.16	$138.48	$126.32

*	Includes periods of non-ownership/partial ownership.
†	Property undergoing renovation during the current quarter.

RevPAR

	Q3 2016	Q3 2015	Q3 2014
	9 Months 2016	9 Months 2015	9 Months 2014
Crowne Plaza Hampton Marina Hampton, Virginia	$69.29	$66.61	$61.66
	$59.31	$54.34	$51.11
Crowne Plaza Hollywood Beach Resort* Hollywood, Florida	$104.42	$99.95	$99.76
	$142.82	$145.83	$136.96
Crowne Plaza Tampa Westshore Tampa, Florida	$69.73	$62.50	$64.52
	$89.67	$82.10	$79.51
DoubleTree by Hilton Jacksonville Riverfront Jacksonville, Florida	$94.68	$69.74	$57.15
	$96.43	$72.53	$64.49
DoubleTree by Hilton Laurel Laurel, Maryland	$65.98	$42.31	$52.95
	$65.76	$48.26	$56.21
DoubleTree by Hilton Philadelphia Airport Philadelphia, Pennsylvania	$133.59	$109.36	$104.52
	$117.96	$111.09	$106.98
DoubleTree by Hilton Raleigh Brownstone – University Raleigh, North Carolina	$86.64	$96.39	$92.55
	$94.34	$97.14	$92.01
The Georgian Terrace *Ϯ Atlanta, Georgia	$113.60	$112.92	$114.81
	$114.33	$111.27	$111.96
Hilton Savannah DeSoto Ϯ Savannah, Georgia	$103.72	$110.73	$106.73
	$116.80	$121.71	$113.10
Hilton Wilmington Riverside Wilmington, North Carolina	$120.65	$113.93	$114.64
	$109.16	$102.24	$103.20
Sheraton Louisville Riverside Jeffersonville, Indiana	$86.19	$92.72	$93.40
	$92.91	$121.35	$108.75
The Whitehall Houston, Texas	$65.14	$85.89	$97.49
	$78.34	$103.01	$108.27
All properties weighted average*	$96.26	$91.09	$90.65
	$101.69	$100.34	$97.19

*	Includes periods of non-ownership/partial ownership.
†	Property undergoing renovation during the current quarter.

SOTHERLY HOTELS INC.

RECONCILIATION OF NET INCOME (LOSS) TO

FFO, Adjusted FFO, EBITDA, Adjusted EBITDA and Hotel EBITDA

(unaudited)

	Three Months Ended	Three Months Ended	Nine Months Ended	Nine Months Ended
	September 30, 2016	September 30, 2015	September 30, 2016	September 30, 2015
Net income/(loss) attributable to the common shareholders	$(1,716,234)	$3,872,394	$527,971	$5,878,836
Add: Net income/(loss) attributable to the noncontrolling interest	(172,846)	764,250	106,377	1,230,773
Depreciation and amortization	3,790,872	3,374,209	11,260,987	9,583,506
Equity in depreciation and amortization of joint venture	—	37,034	—	259,279
Gain on involuntary conversion of asset	—	—	—	(32,433)
Gain on change in control	—	(6,560,958)	—	(6,560,958)
Loss on disposal of assets	189,267	207,235	329,461	201,835
FFO	$2,091,059	$1,694,164	$12,224,796	$10,560,838
Increase (decrease) in deferred income taxes	(448,574)	(824,973)	(456,188)	(416,169)
Acquisition costs	—	622,973	—	622,973
Loss on early debt extinguishment	1,087,395	74,824	1,157,688	772,907
Loan modification fees	—	—	30,057	—
Loss on hedging activities	492	106,808	66,567	106,808
Adjusted FFO attributed to common shareholders	$2,730,372	$1,673,796	$13,022,920	$11,647,357

Weighted average number of shares outstanding, basic and diluted	14,949,651	14,247,671	14,897,595	11,884,110

Weighted average number of non-controlling units	1,778,140	2,368,218	1,825,962	2,444,783

Weighted average number of shares and units outstanding, basic and diluted	16,727,791	16,615,889	16,723,557	14,328,893

FFO per share and unit	$0.13	$0.10	$0.73	$0.74

Adjusted FFO per share and unit	$0.16	$0.10	$0.78	$0.81

	Three Months Ended	Three Months Ended	Nine Months Ended	Nine Months Ended
	September 30, 2016	September 30, 2015	September 30, 2016	September 30, 2015
Net income/(loss) attributable to the common shareholders	$(1,716,234)	$3,872,394	$527,971	$5,878,836
Add: Net income/(loss) attributable to the noncontrolling interest	(172,846)	764,250	106,377	1,230,773
Interest expense	4,626,333	4,245,679	13,872,129	11,860,649
Interest income	(44,485)	(15,480)	(63,523)	(40,888)
Income tax provision	(385,145)	(513,505)	(308,398)	3,255
Depreciation and amortization	3,790,872	3,374,209	11,260,987	9,583,506
Equity in interest, depreciation and amortization of joint venture	—	92,844	—	640,188
Loss on early debt extinguishment	1,087,395	74,824	1,157,688	772,907
Loss on disposal of assets	189,267	207,235	329,461	201,835
Gain on involuntary conversion of asset	—	—	—	(32,433)
Distributions to preferred shareholders	339,889	—	339,889	—
EBITDA	7,715,046	12,102,450	27,222,581	30,098,628
Acquisition costs	—	622,973	—	622,973
Adjusted EBITDA	7,715,046	12,725,423	27,222,581	30,721,601
Corporate general and administrative	1,367,848	1,814,455	4,331,896	4,756,059
Equity in Adjusted EBITDA of joint venture	—	(101,017)	—	(1,147,078)
Unrealized loss on hedging activities	492	106,808	66,567	106,808
Gain on change in control	—	(6,560,958)	—	(6,560,958)
Other fee income	—	(21,913)	—	(200,976)
Hotel EBITDA	$9,083,386	$7,962,798	$31,621,044	$27,675,456

Non-GAAP Financial Measures

The Company considers the non-GAAP measures of FFO (including FFO per share), EBITDA and hotel EBITDA to be key supplemental measures of the Company’s performance and could be considered along with, not alternatives to, net income (loss) as a measure of the Company’s performance. These measures do not represent cash generated from operating activities determined by generally accepted accounting principles (“GAAP”) or amounts available for the Company’s discretionary use and should not be considered alternative measures of net income, cash flows from operations or any other operating performance measure prescribed by GAAP.

FFO

Industry analysts and investors use Funds from Operations (“FFO”), as a supplemental operating performance measure of an equity REIT. FFO is calculated in accordance with the definition adopted by the Board of Governors of the National Association of Real Estate Investment Trusts (“NAREIT”). FFO, as defined by NAREIT, represents net income or loss determined in accordance with GAAP, excluding extraordinary items as defined under GAAP and gains or losses from sales of previously depreciated operating real estate assets, plus certain non-cash items such as real estate asset depreciation and amortization, and after adjustment for any noncontrolling interest from unconsolidated partnerships and joint ventures. Historical cost accounting for real estate assets in accordance with GAAP implicitly assumes that the value of real estate assets diminishes predictably over time. Since real estate values instead have historically risen or fallen with market conditions, many investors and analysts have considered the presentation of operating results for real estate companies that use historical cost accounting to be insufficient by itself.

The Company considers FFO to be a useful measure of adjusted net income (loss) for reviewing comparative operating and financial performance because we believe FFO is most directly comparable to net income (loss), which remains the primary measure of performance, because by excluding gains or losses related to sales of previously depreciated operating real estate assets and excluding real estate asset depreciation and amortization, FFO assists in comparing the operating performance of a company’s real estate between periods or as compared to different companies. Although FFO is intended to be a REIT industry standard, other companies may not calculate FFO in the same manner as we do, and investors should not assume that FFO as reported by us is comparable to FFO as reported by other REITs.

EBITDA

The Company believes that excluding the effect of non-operating expenses and non-cash charges, and the portion of those items related to unconsolidated entities, all of which are also based on historical cost accounting and may be of limited significance in evaluating current performance, can help eliminate the accounting effects of depreciation and financing decisions and facilitate comparisons of core operating profitability between periods and between REITs, even though EBITDA also does not represent an amount that accrued directly to shareholders.

Hotel EBITDA

The Company defines hotel EBITDA as net income or loss excluding: (1) interest expense, (2) interest income, (3) income tax provision or benefit, (4) equity in the income or loss of equity investees, (5) unrealized gains and losses on derivative instruments not included in other comprehensive income, (6) gains and losses on disposal of assets, (7) realized gains and losses on investments, (8) impairment of long-lived assets or investments, (9) loss on early debt extinguishment, (10) gains or losses on change in control, (11) corporate general and administrative expense, (12) depreciation and amortization, (13) gains and losses on involuntary conversions of assets, (14) loan modification fees and (15) other operating revenue not related to the Company’s wholly-owned portfolio. We believe this provides a more complete understanding of the operating results over which the Company’s wholly-owned hotels and its operators have direct control. We believe hotel EBITDA provides investors with supplemental information on the on-going operational performance of the Company’s hotels and the effectiveness of third-party management companies operating the Company’s business on a property-level basis. The Company’s calculation of hotel EBITDA may be different from similar measures calculated by other REITs.

Adjusted FFO and Adjusted EBITDA

The Company presents adjusted FFO, including adjusted FFO per share and unit, and adjusted EBITDA, which adjusts for certain additional items including changes in deferred income taxes, any unrealized gain (loss) on its hedging instruments or warrant derivative, loan impairment losses, losses on early extinguishment of debt, aborted offering costs, franchise termination costs, loan modification fees, costs associated with the departure of executive officers, litigation settlement, over-assessed real estate taxes on appeal, change in control gains or losses and acquisition transaction costs. The Company excludes these items as it believes it allows for meaningful comparisons between periods and among other REITs and is more indicative of the on-going performance of its business and assets. The Company’s calculation of adjusted FFO and adjusted EBITDA may be different from similar measures calculated by other REITs.